Exhibit 99.1

Kensington Capital Acquisition Corp. V Announces Meeting for Shareholders

to Extend Date for Business Combination

WESTBURY, N.Y., July 28, 2023 /PRNewswire/ — Kensington Capital Acquisition Corp. V (NYSE: KCGI.U) (the “Company”) announced that on July 28, 2023 it filed a definitive proxy statement (the “Definitive Proxy Statement”) for the solicitation of proxies in connection with an extraordinary general meeting (the “Extraordinary General Meeting”) of the Company’s shareholders to be held on August 15, 2023 to consider and vote on, among other proposals, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association, to extend the date by which the Company must consummate a business combination from August 17, 2023 to August 17, 2024 (such proposal, the “Extension Amendment Proposal”). The Extension Amendment Proposal is described in more detail in the Definitive Proxy Statement.

If the Extension Amendment Proposal is not approved at the Extraordinary General Meeting, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all of the Company’s Class A ordinary shares (the “Public Shares”) included as part of the units sold in the Company’s initial public offering (the “IPO”) that was consummated on August 17, 2021, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (the “Trust Account”) established in connection with the IPO including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, net of taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Such redemption would occur by the close of business on August 18, 2023 with the last day of trading of the Company’s securities on August 17, 2023.

About Kensington Capital Acquisition Corp. V

Kensington Capital Acquisition Corp. V is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with a business in the industrial sector. Kensington’s management team of Justin Mirro, Dan Huber, John Arney, Peter Goode, and Julian Ameler is supported by a board of independent directors including William Kassling, Anders Pettersson, Mitchell Quain, Mark Robertshaw, and Nickolas Vande Steeg.

For more information, please contact

Dan Huber

Chief Financial Officer

dan@kensington-cap.com

(703) 674-6514

FORWARD-LOOKING STATEMENTS

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the SEC on April 3, 2023 and other documents filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

IMPORTANT INFORMATION AND WHERE TO FIND IT

The Company will mail to its shareholders of record as of July 25, 2023, the Definitive Proxy Statement for the Extraordinary General Meeting to approve, among other proposals, the Extension Amendment Proposal. The Company urges investors, shareholders and other interested persons to read the Definitive Proxy Statement as well as other documents filed with the SEC, because these documents contain important information. Shareholders may also obtain a copy of the Definitive Proxy Statement, and other documents filed with the SEC, without charge, through the website maintained by the SEC at www.sec.gov. Shareholders will also be able to obtain a copy of the Definitive Proxy Statement, without charge, by directing a request to: Kensington Capital Acquisition Corp. V, 1400 Old Country Road, Suite 301, Westbury, NY 11590, Attention: Secretary.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Extraordinary General Meeting. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K filed with the SEC on April 3, 2023, the Definitive Proxy Statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different from those of the Company’s shareholders generally, is set forth in the Definitive Proxy Statement.

NO OFFER OR SOLICITATION

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or constitute a solicitation of any vote or approval and shall not constitute an offer to sell or a solicitation of an offer to buy the Company’s securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

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